Exhibit 10.1

SECOND AMENDED AND RESTATED

ADVISORY AGREEMENT

among

INDUSTRIAL LOGISTICS REALTY TRUST INC.,

ILT OPERATING PARTNERSHIP LP

and

ILT ADVISORS LLC

TABLE OF CONTENTS

1.	DEFINITIONS	1

2.	APPOINTMENT	8

3.	DUTIES OF THE ADVISOR	8

4.	AUTHORITY OF ADVISOR	11

5.	BANK ACCOUNTS	12

6.	RECORDS; ACCESS	12

7.	LIMITATIONS ON ACTIVITIES	12

8.	RELATIONSHIP WITH DIRECTORS	13

9.	FEES	13

10.	EXPENSES	15

11.	OTHER SERVICES	16

12.	REIMBURSEMENT TO THE ADVISOR	16

13.	OTHER ACTIVITIES OF THE ADVISOR	17

14.	TERM; TERMINATION OF AGREEMENT	18

15.	TERMINATION BY THE PARTIES	18

16.	ASSIGNMENT TO AN AFFILIATE	18

17.	PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION	18

18.	INDEMNIFICATION BY THE CORPORATION AND THE OPERATING PARTNERSHIP	19

19.	INDEMNIFICATION BY ADVISOR	19

20.	NOTICES	19

21.	THIRD PARTY BENEFICIARY	20

22.	MODIFICATION	20

23.	SEVERABILITY	20

24.	CONSTRUCTION	20

25.	ENTIRE AGREEMENT	20

26.	INDULGENCES, NOT WAIVERS	20

27.	GENDER	21

28.	TITLES NOT TO AFFECT INTERPRETATION	21

29.	EXECUTION IN COUNTERPARTS	21

30.	INITIAL INVESTMENT	21

THIS SECOND AMENDED AND RESTATED ADVISORY AGREEMENT (the “Agreement”), dated as of October 27, 2016, and effective as of February 9, 2016, is among Industrial Logistics Realty Trust Inc., a Maryland corporation (the “Corporation”), ILT Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and ILT Advisors LLC, a Delaware limited liability company (the “Advisor”).

W I T N E S S E T H

WHEREAS, the Corporation intends to qualify as a REIT (as defined below), and to invest its funds in investments permitted by the terms of Sections 856 through 860 of the Code (as defined below);

WHEREAS, the Corporation is the general partner of the Operating Partnership and intends to conduct its business and make investments in Assets primarily through the Operating Partnership;

WHEREAS, the Corporation and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors of the Corporation, all as provided herein;

WHEREAS, the Corporation, the Operating Partnership and the Advisor are parties to that certain Amended and Restated Advisory Agreement, dated as of July 1, 2016 and effective as of February 9, 2016, which is amended and restated in its entirety hereby; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:

Acquisition Expenses. Any and all expenses, exclusive of Acquisition Fees, incurred by the Corporation, the Operating Partnership, the Advisor, or any of their Affiliates in connection with the selection, acquisition, development or origination of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and the costs of performing due diligence. For purposes of this definition, “Asset” means any asset that is related to or which represents a direct or indirect interest in Real Property, Mortgages or other Real Property-related debt, whether owned directly, indirectly or through a Joint Venture or other co-ownership relationship.

Acquisition Fees. Any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Corporation, the Operating Partnership or the Advisor) in connection with (i) the acquisition, development or construction of a Property, (ii) the acquisition of interests in a real estate related entity or (iii) making or investing, directly or indirectly, in Mortgages or the origination or acquisition of other Real Property-related debt or other investments, related to or which represent a direct or indirect interest in Real Property Mortgages or other Real Property-related debt whether owned directly, indirectly or through a Joint Venture or other co-ownership relationship, including real estate commissions, selection fees, Development Fees, Construction Fees, if any, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be development fees and construction fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

Advisor. ILT Advisors LLC, a Delaware limited liability company, any successor advisor to the Corporation, the Operating Partnership or any person or entity to which ILT Advisors LLC or any successor advisor subcontracts substantially all of its functions. Notwithstanding the forgoing, a Person hired or retained by ILT Advisors LLC to perform property and securities management and related services for the Corporation or the Operating Partnership that is not hired or retained to perform substantially all of the functions of ILT Advisors LLC with respect to the Corporation or the Operating Partnership as a whole shall not be deemed to be an Advisor.

Affiliate or Affiliated. With respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Asset. Any Property, Mortgage, other debt or other investment (other than investments in bank accounts, money market funds or other current assets) owned by the Corporation, directly or indirectly through one or more of its Affiliates.

Asset Management Fee. A fee paid to the Advisor as compensation for services rendered in connection with the management and Disposition of the Corporation’s Assets.

Average Invested Assets. For a specified period, the average of the aggregate book value of the Assets invested, directly or indirectly, in equity interests in and loans secured by or related to real estate (including, without limitation, equity interests in REITs, mortgage pools, commercial mortgage-backed securities, mezzanine loans and residential mortgage-backed securities), before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

Board of Directors or Board. The persons holding such office, as of any particular time, under the Charter of the Corporation, whether they be the Directors named therein or additional or successor Directors.

Bylaws. The bylaws of the Corporation, as the same are in effect from time to time.

Cause. With respect to the termination of this Agreement, fraud, criminal conduct or willful misconduct by the Advisor, or a material breach of this Agreement by the Advisor, which has not been cured within 30 days of such breach.

Charter. The amended and restated articles of incorporation of the Corporation, as amended from time to time.

Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Construction Fees. The term “Construction Fees” shall have the meaning given such term in the Charter.

Contract Purchase Price. The term “Contract Purchase Price” shall mean (i) the amount actually paid or allocated in respect of the acquisition of a Property, (ii) the Corporation’s proportionate share of the amount actually paid or allocated in respect of the Real Property owned by any real estate related entity in which the Corporation acquires a majority economic interest or which the Corporation consolidates for financial reporting purposes in accordance with generally accepted accounting principles, (iii) the amount actually paid or allocated in respect of an investment in any other real estate related entity or (iv) the amount actually paid or allocated in respect of the origination or acquisition of Mortgages, other debt investments or other investments; in each case including any third party expenses, debt, whether borrowed or assumed, and exclusive of Acquisition Fees and Acquisition Expenses.

Contract Sales Price. The total consideration paid in connection with a Disposition, other than a Listing, including without limitation, any debt or other liabilities assumed or taken subject to by an acquirer. Without limiting the generality of the foregoing, in any transaction involving the acquisition of the equity of the Corporation, the Operating Partnership or other selling entity, the Contract Sales Price will be deemed to include (whether or not expressed in the net per share price), the value assigned by the applicable buyer to all assets (or the value of such assets implied by such buyer’s offer) before subtracting liabilities to derive the net per share purchase price.

Corporation. Corporation shall have the meaning set forth in the preamble of this Agreement.

Dealer Manager. Dividend Capital Securities LLC or such other Person or entity selected by the Board of Directors to act as the dealer manager for the Offering. Dividend Capital Securities LLC is a member of FINRA.

Dealer Manager Fee. The dealer manager fee payable to the Dealer Manager for serving as the dealer manager for the Offering and reallowable to Soliciting Dealers with respect to Shares sold by them, as described in the Corporation’s Prospectus.

Director. A member of the Board of Directors of the Corporation.

Disposition . The term “Disposition” shall include (i) a sale of one or more Assets, (ii) a sale of one or more Assets effectuated either directly or indirectly through the sale of any entity owning such Assets, including, without limitation, the Corporation or the Operating Partnership, (iii) a sale, merger or other transaction in which the Stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company, or (iv) a Listing.

Distribution Fee. The distribution fee payable to the Dealer Manager as additional compensation for serving as the dealer manager for the Offering and reallowable to Soliciting Dealers with respect to Shares sold by them, as described in the Corporation’s Prospectus.

Distributions. Any distributions of money or other property by the Corporation to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

Equity Shares. Transferable shares of beneficial interest of the Corporation of any class or series, including common shares or preferred shares.

FINRA. Financial Industry Regulatory Authority, Inc.

GAAP. Generally accepted accounting principles as in effect in the United States of America from time to time.

General Partner. General Partner shall have the meaning set forth in the recitals at the beginning of this Agreement.

Good Reason. With respect to the termination of this Agreement, (i) any failure to obtain a satisfactory agreement from any successor to the Corporation and/or the Operating Partnership to assume and agree to perform the Corporation’s and/or the Operating Partnership’s obligations under this Agreement; or (ii) any uncured material breach of this Agreement of any nature whatsoever by the Corporation and/or the Operating Partnership that remains uncured for 30 days after written notice of such material breach has been provided to the Corporation and the Operating Partnership by the Advisor.

Gross Market Capitalization. The sum of (i) the total outstanding principal balance of all indebtedness of the Corporation, the Operating Partnership, and its subsidiaries, and (ii) the Gross Share Value.

Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Corporation through all Offerings, without deduction for Sales Commissions, Dealer Manager Fees, Distribution Fees, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Sales Commissions or Dealer Manager Fees are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Corporation are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

Gross Share Value. The product of (i) the total number of shares of the Corporation outstanding plus all OP Units outstanding that are held by parties other than the Corporation, and (ii) the Value Per Share.

Independent Director. Independent Director shall have the meaning set forth in the Charter.

Independent Expert. A person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Corporation.

Joint Ventures. The joint venture, co-investment, co-ownership or partnership arrangements in which the Corporation or any of its subsidiaries is a co-venturer, co-owner or general partner which are established to acquire or hold Assets.

Liquidity Event. The term “Liquidity Event” shall include, but shall not be limited to, (i) a Listing, (ii) a sale, merger or other transaction in which the Stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company, and (iii) the sale of all or substantially all of the Corporation’s Assets where Stockholders either receive, or have the option to receive, cash or other consideration.

Listing. The listing of the Shares on a national securities exchange.

Mortgages. In connection with mortgage financing provided, invested in, participated in or purchased by the Corporation, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

NASAA REIT Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts as adopted by the members of the North American Securities Administrators Association, Inc. on May 7, 2007.

Net Income. For any period, the Corporation’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Corporation’s Assets.

Offering. The public offering of Shares pursuant to a Prospectus.

Operating Partnership. Operating Partnership shall have the meaning set forth in the preamble of this Agreement.

Operating Partnership Agreement. The Operating Partnership Agreement between the Corporation and ILT Advisors Group LLC.

OP Unit. Units of limited partnership interest in the Operating Partnership.

Organization and Offering Expenses. Any and all costs and expenses, other than Sales Commissions, Dealer Manager Fees, and Distribution Fees, incurred in connection with the formation of the Corporation and the qualification and registration of all its Offerings, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys) payable to the Dealer Manager and Soliciting Dealers, expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including accountants’ and attorneys’ fees. The cumulative Organization and Offering Expense reimbursements paid by the Corporation in connection with all Offerings will not exceed 2.0% of Gross Proceeds from the sale of Shares of all Offerings.

Person. An individual, corporation, partnership, trust, joint venture, limited liability company or other entity.

Property or Properties. All or a portion of the Real Property or Real Properties acquired by the Corporation, directly or indirectly through joint venture or co-ownership arrangements or other partnership or investment entities.

Prospectus. Prospectus shall have the meaning set forth in Section 2(10) of the Securities Act of 1933, as amended (the “Securities Act”), including a preliminary Prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

Real Property. Land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land. Properties sold by the Corporation or any Affiliate to investors in tenancy-in-common interests (or pursuant to a Delaware statutory trust), beneficial interests in Delaware statutory trusts, and or similar interests shall be deemed Real Property for the purposes of this definition so long as (i) such properties are being leased by the Corporation or any Affiliate from the tenancy-in-common (or Delaware statutory trust) investors, and (ii) such properties are reflected as Assets of the Corporation in accordance with GAAP.

REIT. A “real estate investment trust” under Sections 856 through 860 of the Code or as may be amended.

Sale or Sales. Any transaction or series of transactions whereby: (A) the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Corporation or the Operating Partnership in any Joint Venture in which it is a co-venturer, member or partner; (C) any Joint Venture in which the Corporation or the Operating Partnership is a co-venturer, member or partner directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) or amounts owed pursuant to such Mortgage, including any event with respect to any Mortgage which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested by the Corporation in one or more Assets within 180 days thereafter.

Sales Commission. A percentage of Gross Proceeds from the sale of primary Shares in the Offering (not including Shares sold pursuant to the Corporation’s distribution reinvestment plan) payable to the Dealer Manager and reallowable to Soliciting Dealers with respect to Shares sold by them.

Securities. The term “Securities” shall mean any of the following issued by the Corporation, as the text requires: Equity Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

Shares. The shares of the common stock of the Corporation sold in the Offering.

Soliciting Dealers. Broker-dealers who are members of FINRA, or that are exempt from broker-dealer registration, and who, in either case, have executed selected dealer or other agreements with the Dealer Manager to sell Shares.

Special OP Units. The separate series of limited partnership interests to be issued in accordance with Paragraph 9(c).

Sponsor. Any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Corporation, (ii) will control, manage or participate in the management of the Corporation, and any Affiliate of any such Person, (iii) takes the initiative, directly or indirectly, in founding or organizing the Corporation, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Corporation in connection with the founding or organizing of the business of the Corporation, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Corporation, (vi) possesses significant rights to control Properties, (vii) receives fees for providing services to the Corporation which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Corporation on a basis which was not negotiated at arm’s-length with the Corporation. “Sponsor” does not include any Person whose only relationship with the Corporation is that of an independent property manager and whose only compensation is as such, or wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

Stockholders. The registered holders of the Corporation’s Shares.

Termination Date. The date of termination of this Agreement.

Termination Event. The termination or nonrenewal of this Agreement (i) in connection with a merger, sale of Assets or transaction involving the Corporation pursuant to which a majority of the Directors then in office are replaced or removed, (ii) by the Advisor for Good Reason or (iii) by the Corporation and the Operating Partnership other than for Cause.

Total Operating Expenses. All costs and expenses paid or incurred by the Corporation, as determined under generally accepted accounting principles, that are in any way related to the operation of the Corporation or to corporate business, including Asset Management Fees and other operating fees paid to the Advisor, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees, (vi) Acquisition Fees and Acquisition Expenses, (vii) real estate commissions on the Sale of Property, (viii) distributions made with respect to interests in the Operating Partnership, and (ix) other fees and expenses connected with the acquisition, Disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property). Notwithstanding the definition set forth above, any expense of the Corporation which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

Total Project Cost. With regard to any Real Property acquired prior to or during the development, construction or improvement stages, all hard and soft costs and expenses paid or incurred by or on behalf of the Corporation that are in any way related to the development, construction, improvement or stabilization (including tenant improvements) of such Real Property, including, but not limited to, any debt, whether borrowed or assumed, land and construction costs.

Value Per Share. The term “Value Per Share” shall mean (i) in the event of a Listing pursuant to which incremental equity capital is expected to be raised through the issuance of shares of the Corporation, the final price at which such shares are actually issued, or an estimate thereof reasonably determined by mutual agreement of the Corporation and the Advisor, and (ii) in the event of a Listing pursuant to which no incremental equity capital is expected to be raised through the issuance of shares of the Corporation, the closing price at the end of the first day of trading of the Corporation’s shares upon Listing, or an estimate thereof reasonably determined by mutual agreement of the Corporation and the Advisor.

2%/25% Guidelines. For any year in which the Corporation qualifies as a REIT, the requirement pursuant to the NASAA REIT Guidelines that, in any 12 month period, Total Operating Expenses not exceed the greater of 2% of the Corporation’s Average Invested Assets during such 12 month period or 25% of the Corporation’s Net Income over the same 12 month period.

2. APPOINTMENT. The Corporation and the Operating Partnership hereby appoint the Advisor to serve as their advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

3. DUTIES OF THE ADVISOR. The Advisor undertakes to use its reasonable efforts to present to the Corporation and the Operating Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Corporation as determined and adopted from time to time by the Board of Directors. In performance of this undertaking, subject to the supervision of the Board of Directors and consistent with the provisions of the Charter, the Bylaws and the Operating Partnership Agreement, and subject to the condition that any investment advisory services provided with respect to securities shall be provided by a registered investment adviser, the Advisor shall, either directly or by engaging an Affiliated or non-Affiliated Person:

(a) serve as the Corporation’s and the Operating Partnership’s investment and financial advisor and provide research and economic and statistical data in connection with the Corporation’s assets and investment policies;

(b) manage and supervise the Offering process, including, without limitation: (i) develop the product offering, including the determination of the specific terms of the Securities to be offered by the Corporation, prepare all offering and related documents, and obtain all required regulatory approvals; (ii) along with the Dealer Manager, approve the participating broker dealers and negotiate the related selling agreements; (iii) coordinate the due diligence process for participating broker dealers and their review of any Prospectus and other Offering and Corporation documents; (iv) assist in the preparation and approval of all marketing materials contemplated to be used by the Dealer Manager or others in the Offering of the Corporation’s Securities; (v) along with the Dealer Manager, negotiate and coordinate with the transfer agent for the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions; and (vi) manage and supervise all other services related to the organization of the Corporation, the Operating Partnership or the Offering;

(c) provide the daily management for the Corporation and the Operating Partnership and perform and supervise the various administrative functions reasonably necessary for the management of the Corporation and the Operating Partnership, including, without limitation: (i) provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other items necessary and incidental to the Corporation’s business and operations; (ii) maintain accounting data and any other information requested concerning the activities of the Corporation and the Operating Partnership as shall be required to prepare and to file all periodic financial reports with the Securities and Exchange Commission and any other regulatory agency, including annual financial statements; (iii) oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters; (iv) manage and coordinate with the transfer agent the quarterly dividend process and payments to Stockholders; (v) consult with and assist the Board of Directors in evaluating and obtaining adequate insurance coverage based upon risk management determinations; (vi) provide the Board of Directors with updates related to the overall regulatory environment affecting the Corporation and the Operating Partnership, as well as managing compliance with such matters; (vii) consult with the Board of Directors with respect to the corporate governance structure and appropriate policies and procedures related thereto; (viii) oversee all reporting, record keeping, internal controls and similar matters in a manner to allow the Corporation and the Operating Partnership to comply with applicable law, including the Sarbanes-Oxley Act; (ix) manage communications with Stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and (x) establish technology infrastructure to assist in providing Stockholder support and service;

(d) investigate, select, and, on behalf of the Corporation and the Operating Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Corporation and the Operating Partnership with any of the foregoing;

(e) consult with the officers and Board of Directors of the Corporation and assist the Board of Directors in the formulation and implementation of the Corporation’s financial policies, and, as necessary, furnish the Board of Directors with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Corporation and in connection with any borrowings proposed to be undertaken by the Corporation and/or the Operating Partnership;

(f) subject to the provisions of Paragraphs 3(h) and 4 hereof, (i) locate, analyze and select potential investments, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investments will be made; (iii) make investments on behalf of the Corporation and the Operating Partnership in compliance with the investment objectives and policies of the Corporation; (iv) oversee the due diligence process; (v) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, investments; and (vi) enter into leases and service contracts for Properties and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Properties;

(g) upon request, provide the Board of Directors with periodic reports regarding prospective investments;

(h) make investments in and Dispositions of Assets within the discretionary limits and authority as granted by the Board;

(i) negotiate on behalf of the Corporation and the Operating Partnership with banks or lenders for loans to be made to the Corporation and the Operating Partnership, and negotiate on behalf of the Corporation and the Operating Partnership with investment banking firms and broker-dealers or negotiate private sales of Shares and Securities or obtain loans for the Corporation and the Operating Partnership, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Corporation or the Operating Partnership;

(j) obtain reports (which may but are not required to be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Corporation and/or the Operating Partnership in Assets;

(k) from time to time, or at any time reasonably requested by the Board of Directors, make reports to the Board of Directors of its performance of services to the Corporation and the Operating Partnership under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its affiliates;

(l) provide the Corporation and the Operating Partnership with all necessary cash management services;

(m) do all things necessary to assure its ability to render the services described in this Agreement;

(n) deliver to or maintain on behalf of the Corporation copies of all appraisals obtained in connection with the investments in Real Properties and all valuations of other Assets as may be required to be obtained by the Board;

(o) notify and obtain the approval of the Corporation’s investment committee for all non-affiliated transactions that have a Contract Purchase Price, Total Project Cost or Contract Sales Price of $30 million or less before such transactions are completed;

(p) notify and obtain the approval of the Board for all proposed transactions that have a Contract Purchase Price, Total Project Cost or Contract Sales Price of more than $30 million before such transactions are completed;

(q) notify and obtain the approval of a majority of the Board of Directors (including a majority of the Independent Directors) for all affiliated transactions before such transactions are completed; and

(r) effect any private placement of OP Units, tenancy-in-common, Delaware statutory trust, or other interests in Real Properties as may be approved by the Board.

Notwithstanding the foregoing, the Advisor may delegate any or all of the foregoing duties to any Person so long as the Advisor or any Affiliate remains responsible for the performance of the duties set forth in this Paragraph 3, subject to the prior consent of the Corporation if all or substantially all of such duties are delegated to a Person that is not an Affiliate.

4. AUTHORITY OF ADVISOR.

(a) Pursuant to the terms of this Agreement (including the restrictions included in Paragraph 3, this Paragraph 4 and in Paragraph 7), and subject to the continuing and exclusive authority of the Board of Directors over the management of the Corporation, the Board of Directors hereby delegates to the Advisor the authority to (1) locate, analyze and select investment opportunities, (2) manage and supervise the offering process, (3) structure the terms and conditions of transactions pursuant to which investments will be made, acquired or disposed of for the Corporation and the Operating Partnership, (4) acquire and dispose of investments in compliance with the investment objectives and policies of the Corporation, (5) arrange for financing or refinancing for Assets, (6) enter into leases and service contracts for Properties, (7) oversee Affiliated and non-Affiliated property managers who perform services for the Corporation or the Operating Partnership, (8) oversee Affiliated and non-Affiliated Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement, (9) manage communications with Stockholders, and (10) manage public reporting, internal controls, accounting and other record-keeping functions and general corporate services for the Corporation and the Operating Partnership.

(b) Notwithstanding the foregoing, any investment in Real Properties, including any acquisition of Real Property by the Corporation or the Operating Partnership (including any financing of such acquisition), will require the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board, as the case may be.

(c) In connection with a proposed transaction that requires the approval of the Independent Directors, the Advisor will deliver to the Independent Directors all documents and other information required by them to properly evaluate the proposed transaction.

The prior approval of a majority of the Board of Directors (including a majority of the Independent Directors) will be required for each transaction to which the Advisor or its Affiliates is a party. The Board of Directors may, at any time upon the giving of written notice to the Advisor, modify or revoke the authority set forth in this Paragraph 4. If and to the extent the Board so modifies or revokes the authority contained herein, the Advisor shall henceforth submit to the Board for prior approval such proposed transactions involving investments in Assets as thereafter require prior approval, provided however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Corporation prior to the date of receipt by the Advisor of such notification.

5. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in the name of the Corporation, the Operating Partnership or the Operating Partnership’s subsidiaries and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Corporation, the Operating Partnership or the Operating Partnership’s subsidiaries, under such terms and conditions as the Board of Directors may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and to the auditors of the Corporation.

6. RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board of Directors and by counsel, auditors and authorized agents of the Corporation, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Corporation and the Operating Partnership.

7. LIMITATIONS ON ACTIVITIES. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Corporation as a REIT, (b) subject the Corporation to regulation under the Investment Corporation Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Corporation, its Shares or its Securities, or otherwise not be permitted by the Charter or Bylaws of the Corporation, except if such action shall be ordered by the Board of Directors, in which case the Advisor shall notify promptly the Board of Directors of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board of Directors. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board of Directors so given. Notwithstanding the foregoing, the Advisor, its members, managers, directors, officers, employees and stockholders, and members, managers, stockholders, directors and officers of the Advisor’s Affiliates, shall not be liable to the Corporation or to the Board of Directors or stockholders for any act or omission by the Advisor, its members, managers, directors, officers or employees, or stockholders, members, managers, directors or officers of the Advisor’s Affiliates taken or omitted to be taken in the performance of their duties under this Agreement except as provided in Paragraph 19 of this Agreement.

8. RELATIONSHIP WITH DIRECTORS. Subject to Paragraph 7 of this Agreement and to restrictions advisable with respect to the qualification of the Corporation as a REIT, members, managers, directors, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parents of an Affiliate, may serve as a Director and as officers of the Corporation, except that no member, manager, director, officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Corporation shall receive any compensation from the Corporation for serving as a Director or officer of the Corporation other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board of Directors and no such Director shall be deemed an Independent Director for purposes of satisfying the Director independence requirement set forth in the Charter.

9. FEES.

(a) Acquisition Fees. The Advisor shall receive Acquisition Fees in connection with each Asset acquired on the Corporation’s behalf. For investments in Real Property, the Acquisition Fee will vary depending on whether with respect to the Real Property acquired, the Advisor provides either Development Services (defined below) or Development Oversight Services (defined below) either in connection with the acquisition of such Real Property (including, without limitation, forward commitment acquisitions), the stabilization of such Real Property (including, without limitation, development and value add transactions), or both (any of the foregoing being “Development Real Properties). For each Real Property acquired, for which the Advisor does not provide either Development or Development Oversight Services either in connection with the acquisition of such Real Property, the stabilization of such Real Property, or both (the “Non-Development Real Properties”), the Acquisition Fee is an amount equal to 2.0% of the Contract Purchase Price of the Non-Development Real Property (or the Corporation’s proportional interest therein), including Real Property held in Joint Ventures or other entities that are co-owned. In connection with providing services related to the development, construction, improvement or stabilization, including tenant improvements, of Development Real Properties (collectively, “Development Services”) or overseeing the provision of these services by third parties on behalf of the Corporation (“Development Oversight Services”), the Acquisition Fee (the “Development Acquisition Fee”) will be an amount that will equal up to 4.0% of Total Project Cost of such Development Real Property (or the Corporation’s proportional interest therein with respect to Real Property held in Joint Ventures or other entities that are co-owned). If the Advisor engages a third party to provide Development Services directly to the Corporation, the third party will be compensated directly by the Corporation, and the Advisor will receive the Development Acquisition Fee if it provides the Development Oversight Services. With respect to Non-Development Real Properties, the Advisor is also entitled to receive Acquisition Fees of (i) 2.0% of the Corporation’s proportionate share of the Contract Purchase Price of the Real Property owned by any real estate related entity in which the Corporation acquires a majority economic interest or that the Corporation consolidates for financial reporting purposes in accordance with GAAP and (ii) 2.0% of the Contract Purchase Price in connection with the acquisition of an interest in any other real estate related entity. Additionally, in connection with the acquisition or origination of any Mortgage, any other type of debt investment or other investment related to or which represents a direct or indirect interest in Real Property, Mortgages or other Real Property-related debt whether owned directly, indirectly or through a Joint Venture or other co-ownership relationship, the Advisor is entitled to receive an Acquisition Fee of 1.0% of the Contract Purchase Price and any third-party expenses related to such investment. Acquisition Fees associated with a given Asset shall be calculated in the currency used to acquire such Asset and payable in U.S. dollars. Acquisition Fees shall be paid at or after the closing of an investment. The total of all Acquisition Fees and Acquisition Expenses payable with respect to any Asset, including any Development Acquisition Fees, shall not exceed 6% of the Contract Purchase Price or the Total Project Cost (as applicable) of such Asset unless fees in excess of such amount are approved by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction after determining that the transaction is commercially competitive, fair and reasonable to the Corporation.

(b) Asset Management Fee. The Advisor shall receive the Asset Management Fee as partial compensation for services rendered in connection with the management and Disposition of the Corporation’s Assets. The Asset Management Fee shall be payable by the Corporation in cash or in Shares at the option of the Advisor, and may be deferred, in whole or in part, from time to time, by the Advisor (without interest). The Asset Management Fee shall consist of (i) a monthly fee equal to one-twelfth of 0.80% of the aggregate cost (before non-cash reserves and depreciation) of each Real Property (or the Corporation’s proportional interest therein with respect to Real Property held in Joint Ventures or real estate entities where the Corporation owns a majority economic interest or that the Corporation consolidates for financial reporting purposes in accordance with GAAP); provided, that the Asset Management Fee with respect to each Real Property located outside of the United States that the Corporation owns, directly or indirectly, will equal a monthly fee of one-twelfth of 1.20% of the aggregate cost (before non-cash reserves and depreciation) of each Real Property, (ii) a monthly fee equal to one-twelfth of 0.80% of the aggregate cost or investment with respect to an acquisition of an interest in any other real estate related entity or an origination or acquisition of any Mortgage, any other type of debt investment or other investment, and (iii) in connection with a Disposition, a fee equal to (x) 2.5% of the Gross Market Capitalization of the Corporation upon the occurrence of a Listing or (y) 2.5% of the Contract Sales Price upon the occurrence of any other Disposition. With the exception of any portion of the Asset Management Fee related to a Disposition, which shall be payable at the time of such Disposition, the Asset Management Fee shall be payable on the 1st day of each month.

(c) Operating Partnership Interests. The Sponsor has made a capital contribution of $1,000 to the Operating Partnership in exchange for OP Units constituting a separate series of limited partnership interests (the “Special OP Units”). Upon the earliest to occur of the termination or nonrenewal of this Agreement for Cause, a Termination Event, or a Liquidity Event, all of the Special OP Units shall be redeemed by the Operating Partnership in accordance with the terms of the Operating Partnership Agreement.

(d) Loans from Affiliates. The Advisor or any Affiliate thereof may not make any loan to the Corporation or the Operating Partnership unless a majority of the Board of Directors (including a majority of the Independent Directors) approve the loan as being fair, competitive, and commercially reasonable and no less favorable to the Corporation or the Operating Partnership than comparable loans between unaffiliated parties.

(e) Exclusion of Certain Transactions. In the event the Corporation or the Operating Partnership shall propose to enter into any transaction with the Sponsor, the Advisor, a Director or any Affiliate thereof, then such transaction shall be approved by a majority of the Board of Directors (including a majority of the Independent Directors) as fair and reasonable to the Corporation.

10. EXPENSES.

(a) In addition to the compensation paid to the Advisor pursuant to Paragraph 9 hereof and subject to the limitations set forth in this Paragraph 10 and in Paragraph 12, the Corporation or the Operating Partnership shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Corporation and the Operating Partnership pursuant to this Agreement, including, but not limited to:

(i) Up to 2.0% of Gross Proceeds from all Offerings as Organization and Offering Expense reimbursements. The Advisor will use all or a portion of this reimbursement to pay for the Corporation’s Organization and Offering Expenses, including certain distribution-related expenses of the Dealer Manager and Soliciting Dealers. The Advisor or an Affiliate of the Advisor will be responsible for the cumulative Organization and Offering Expenses of all Offerings to the extent that such expenses exceed the amount remaining from the 2.0% Organization and Offering Expense reimbursements from all Offerings, without recourse against or reimbursement by the Corporation;

(ii) Acquisition Expenses;

(iii) the actual cost of goods and services used by the Corporation and obtained from Persons not affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of any securities;

(iv) interest and other costs for borrowed money, including discounts, points and other similar fees;

(v) taxes and assessments on income of the Corporation or Assets and any other taxes otherwise imposed on the Corporation;

(vi) costs associated with insurance required in connection with the business of the Corporation or by the officers and Directors;

(vii) expenses of managing and operating Assets owned by the Corporation, whether payable to an Affiliate of the Corporation or a non-affiliated Person;

(viii) all expenses in connection with payments to the Directors and meetings of the Directors and Stockholders;

(ix) expenses associated with a Listing, if applicable;

(x) expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Corporation to the Stockholders;

(xi) expenses of organizing, revising, amending, converting, modifying, or terminating the Corporation or the Charter;

(xii) expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiii) personnel (and related employment) costs and overhead (including, but not limited to, allocated rent paid to both third parties and an affiliate of the Advisor, equipment, utilities, insurance, travel and entertainment, and other costs) costs incurred by the Advisor or its Affiliates in performing the services described in Paragraph 3 hereof, including, but not limited to, total compensation, benefits and other overhead of all employees involved in the performance of such services; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee;

(xiv) audit, accounting and legal fees and other fees for professional services relating to the operations of the Corporation and all such fees incurred at the request, or on behalf of, the Independent Directors or any committee of the Board of Directors;

(xv) out-of-pocket costs for the Corporation to comply with all applicable laws, regulations and ordinances; and

(xvi) all other costs incurred by the Advisor in performing its duties hereunder.

(b) Expenses incurred by the Advisor on behalf of the Corporation and the Operating Partnership and payable pursuant to this Paragraph 10 shall be reimbursed no less than monthly to the Advisor. The Advisor shall prepare a statement documenting the expenses of the Corporation and the Operating Partnership and the calculation of the Asset Management Fee during each quarter, and shall deliver such statement to the Corporation and the Operating Partnership within 45 days after the end of each quarter.

11. OTHER SERVICES. Should the Board of Directors request that the Advisor or any director, officer or employee thereof render services for the Corporation and the Operating Partnership other than set forth in Paragraph 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors of the Corporation, subject to the limitations contained in the Charter, and shall not be deemed to be services pursuant to the terms of this Agreement.

12. REIMBURSEMENT TO THE ADVISOR. For any year in which the Corporation qualifies as a REIT, the Corporation shall not reimburse the Advisor at the end of any fiscal quarter Total Operating Expenses that, in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Corporation or, at the option of the Corporation, subtracted from the Total Operating Expenses reimbursed during the subsequent fiscal quarter unless a majority of the Independent Directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, then the Excess Amount may be paid and within 60 days after the end of such Expense Year there shall be sent to the stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board of Directors. The Corporation will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.

13. OTHER ACTIVITIES OF THE ADVISOR. Nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any member, manager, director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association and earn fees for rendering such services. The Advisor may, with respect to any investment in which the Corporation is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. It is contemplated that the Corporation may enter into joint ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such joint ventures or arrangements, the Advisor may be engaged (directly or indirectly) to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service. The parties to this Agreement hereby acknowledge that the Advisor may provide advice and render services to Persons that will compete with the Corporation for investments.

The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Corporation and its obligations to or its interest in any other partnership, corporation, limited liability company, firm, individual, trust or association. The Advisor or its Affiliates shall promptly disclose to the Board knowledge of such condition or circumstance. If the Advisor, its members, managers, directors, employees or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Corporation, it shall be the duty of the Independent Directors to ensure that the Advisor and its Affiliates follow the method approved by the Independent Directors, by which investments are to be allocated to the competing investment entities and to use their reasonable efforts to ensure that such method is applied fairly to the Corporation.

The Advisor shall be required to use commercially reasonable efforts to present a continuing and suitable investment program to the Corporation which is consistent with the investment policies and objectives of the Corporation, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Corporation even if the opportunity is of character which, if presented to the Corporation, could be taken by the Corporation. In the event an investment opportunity is located, the allocation procedure set forth under the caption “Conflicts of Interest—Conflict Resolution Procedures” in any Prospectus (as such procedures may be amended from time to time by a majority of the Board, including the Independent Directors) shall govern the allocation of the opportunity among the Corporation and Affiliates of the Advisor.

14. TERM; TERMINATION OF AGREEMENT. This Agreement shall continue in force for a period of one year from the effective date hereof, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. It is the duty of the Independent Directors to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

15. TERMINATION BY THE PARTIES. This Agreement may be terminated (i) immediately by the Corporation and/or the Operating Partnership for Cause (subject to any applicable cure period), (ii) upon 60 days written notice without Cause and without penalty by a majority of the Independent Directors of the Corporation or by the Advisor, (iii) upon 60 days written notice with Good Reason by the Advisor or (iv) immediately by the Corporation and/or the Operating Partnership in connection with a merger, sale of Assets or transaction involving the Corporation pursuant to which a majority of the Directors then in office are replaced or removed.

16. ASSIGNMENT TO AN AFFILIATE. This Agreement may be assigned by the Advisor to an Affiliate or Affiliates with the approval of a majority of the Board of Directors (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Board of Directors. This Agreement shall not be assigned by the Corporation or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Corporation or the Operating Partnership to a corporation, limited partnership or other organization which is a successor to all of the assets, rights and obligations of the Corporation or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Corporation and the Operating Partnership are bound by this Agreement.

17. PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.

(a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Corporation or the Operating Partnership within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement. In addition, in accordance with the provisions of Paragraph 12, the Advisor shall be entitled to receive any Excess Amount (as defined in Paragraph 12) for which the Independent Directors determined (before or after the Termination Date) that there was justification based on unusual and nonrecurring factors.

(b) The Advisor shall promptly upon termination:

(i) pay over to the Corporation and the Operating Partnership all money collected and held for the account of the Corporation and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii) deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors;

(iii) deliver to the Board of Directors all Assets and documents of the Corporation and the Operating Partnership then in the custody of the Advisor; and

(iv) cooperate with the Corporation and the Operating Partnership to provide an orderly management transition.

18. INDEMNIFICATION BY THE CORPORATION AND THE OPERATING PARTNERSHIP. The Corporation and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective members, managers, officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, subject to any limitations imposed by the laws of the State of Maryland or the Charter. Notwithstanding the foregoing, the Corporation and the Operating Partnership may not indemnify or hold harmless the Advisor, its Affiliates, or any of their respective members, managers, officers, directors, partners or employees in any manner that would be inconsistent with the provisions of Section II.G of the REIT Guidelines adopted by the North American Securities Administrators Association.

19. INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Corporation and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, gross misconduct, gross negligence or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by the Advisor.

20. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Charter, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Directors and to the Corporation:	Industrial Logistics Realty Trust Inc. 518 17th Street 17th Floor Denver, CO 80202

To the Operating Partnership:	ILT Operating Partnership LP 518 17th Street 17th Floor Denver, CO 80202

To the Advisor:	ILT Advisors LLC 518 17th Street 17th Floor Denver, CO 80202

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Paragraph 20.

21. THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto, their Affiliates and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

22. MODIFICATION. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

23. SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

24. CONSTRUCTION. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado.

25. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

26. INDULGENCES, NOT WAIVERS. Neither the failure nor any delay on the part of a party or any third party beneficiary to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

27. GENDER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

28. TITLES NOT TO AFFECT INTERPRETATION. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

29. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

30. INITIAL INVESTMENT. The Advisor has made a capital contribution of $200,000 to the Corporation in exchange for 20,000 Shares. The Advisor may not sell any of such Shares while the Advisor acts in such advisory capacity to the Corporation, provided, that such Shares may be transferred to Affiliates of the Advisor. The restrictions included above shall not apply to any other Securities acquired by the Advisor or its Affiliates. The Advisor shall not vote any Shares it now owns, or hereafter acquires, in any vote for the election of Directors, the removal of the Advisor, or any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INDUSTRIAL LOGISTICS REALTY TRUST INC.

By:	/s/ Dwight L. Merriman III
Name:	Dwight L. Merriman III
Title:	Chief Executive Officer

ILT OPERATING PARTNERSHIP LP

By: Industrial Logistics Realty Trust Inc., its Sole General Partner

By:	/s/ Dwight L. Merriman III
Name:	Dwight L. Merriman III
Title:	Chief Executive Officer

ILT ADVISORS LLC

By: ILT Advisors Group LLC, its Sole Member

By:	/s/ Evan H. Zucker
Name:	Evan H. Zucker
Title:	Manager